Exhibit 24
POWER OF ATTORNEY
     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints John P. Jones III or Paul E. Huck or W. Douglas Brown, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report for the fiscal year ended 30 September 2005 and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario L. Baeza	Director	17 November 2005
Mario L. Baeza

/s/ Michael J. Donahue	Director	17 November 2005
Michael J. Donahue

/s/ William L. Davis	Director	17 November 2005
William L. Davis

/s/ Ursula O. Fairbairn	Director	17 November 2005
Ursula O. Fairbairn

/s/ W. Douglas Ford	Director	17 November 2005
W. Douglas Ford

/s/ Edward E. Hagenlocker	Director	17 November 2005
Edward E. Hagenlocker

/s/ James F. Hardymon	Director	17 November 2005
James F. Hardymon

Signature	Title	Date

/s/ John P. Jones III	Director	17 November 2005
John P. Jones III

/s/ Margaret G. McGlynn	Director	17 November 2005
Margaret G. McGlynn

/s/ Terrence Murray	Director	17 November 2005
Terrence Murray

/s/ Charles H. Noski	Director	17 November 2005
Charles H. Noski

/s/ Lawrence S. Smith	Director	17 November 2005
Lawrence S. Smith

	Director	17 November 2005
Lawrason D. Thomas

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